Exhibit 24.2

NAVIGATOR GAS PLC

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint John Reay, Nikoleta Sigmyanova, Maria Marda, and Eleni Anastasia Kartali and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to registration statement on Form F-4 of Navigator Gas plc (File No. 333-298703), and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the 14th day of October, 2026.

/s/ Dag von Appen
Dag von Appen /s/ Dr. Heiko Fischer Dr. Heiko Fischer

/s/ Janette Marx
Janette Marx

/s/ Dr. Anita Odedra
Dr. Anita Odedra

/s/ Peter Stokes
Peter Stokes

/s/ Florian Weidinger
Florian Weidinger